UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

IMPEL PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40353	26-3058238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West, Suite 260 Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)

(206) 568-1466

(Registrant’s telephone number, including area code)

Impel NeuroPharma, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	IMPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 15, 2023, Impel Pharmaceuticals Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders and the following proposals were adopted:

1.

Election of two (2) Class II directors, identified in the table below, each to serve a three-year term, which will expire at the 2026 Annual Meeting of Stockholders and until such time as their respective successors have been duly elected and qualified or until their earlier resignation or removal:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
David Allison, Ph.D.	14,002,687	666,645	2,431,500
Ali Satvat	13,957,167	712,165	2,431,500

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
17,022,761	44,938	33,133	-

3.

Adoption and approval of the Company’s restated certificate of incorporation to permit the exculpation of the Company’s officers from personal liability in certain circumstances as permitted pursuant to recent amendments to the Delaware General Corporation Law:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
14,575,487	66,320	27,525	2,431,500

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPEL PHARMACEUTICALS INC.

Date: June 16, 2023	By:	/s/ Adrian Adams
Adrian Adams
Chief Executive Officer